Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 3rd Quarter 2014 Results

MILWAUKEE, October 21, 2014 -- ManpowerGroup (NYSE: MAN) today reported that earnings per diluted share for the three months ended September 30, 2014 were $1.61 compared to $1.18 in the prior year period. Net earnings in the quarter were $130.5 million compared to $94.7 million a year earlier. Revenues for the third quarter were $5.4 billion, an increase of 4 percent from the year earlier period in U.S. dollars and 5 percent in constant currency.
Included in the prior year third quarter results is a restructuring charge, primarily related to office consolidations and severance costs, of $8.1 million ($6.2 million after tax or 8 cents per diluted share). There were no restructuring charges in the current year quarter. Net earnings in the third quarter were not materially impacted by changes in foreign currencies compared to the prior year period.
Jonas Prising, ManpowerGroup CEO, said, “Our third quarter results were strong, with solid revenue and profit growth in the majority of our operations and brands.  While the economic recovery has recently become more choppy in some markets, we are still seeing growth opportunities and I am confident we are well positioned to deliver unique value to our clients in these uncertain times.
“We are anticipating the fourth quarter of 2014 diluted earnings per share to be in the range of $1.39 to $1.47, which includes an estimated unfavorable currency impact of 8 cents,” Prising stated.
Earnings per diluted share for the nine months ended September 30, 2014 were $3.82 compared to $2.36 per diluted share in 2013. Net earnings were $310.4 million compared to $186.8 million in the prior year. Revenues for the nine-month period were $15.6 billion, an increase of 4 percent from the prior year in reported U.S. dollars and in constant currency. Included in the prior year results for the nine month period are restructuring costs of 58 cents per diluted share. Foreign currency exchange rates had a favorable impact of 3 cents per share for the nine month period in 2014.
In conjunction with its third quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on October 21, 2014 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.

Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors .

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN) has been the world’s workforce expert for more than 65 years. We source, assess, develop and manage talent across a wide range of skills and industries. Our ManpowerGroup family of brands - Experis™, Manpower®, ManpowerGroup™ Solutions, and Right Management ® - helps 400,000 clients in 80 countries and territories improve workforce performance, while connecting more than 600,000 individuals to meaningful work. ManpowerGroup was named one of the World’s Most Ethical Companies for the fourth consecutive year in 2014, confirming our position as the most trusted brand in the industry. www.manpowergroup.com

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature.  These statements are based on management’s current expectations or beliefs, and are subject to known and unknown risks and uncertainties regarding the Company's expected future results. The Company's actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those contained in the forward-looking statements can be found in the Company's reports filed with the SEC, including the information under the heading 'Risk Factors' in its Annual Report on Form 10-K for the year ended December 31, 2013, which information is incorporated herein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.
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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2014	2013	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,416.0	$5,188.8	4.4%	4.6%
Cost of services	4,510.4	4,335.2	4.0%	4.3%
Gross profit	905.6	853.6	6.1%	6.5%
Selling and administrative expenses	693.3	691.2	0.3%	0.8%
Operating profit	212.3	162.4	30.7%	30.6%
Interest and other expenses	9.9	5.4	81.9%
Earnings before income taxes	202.4	157.0	28.9%	28.5%
Provision for income taxes	71.9	62.3	15.4%
Net earnings	$130.5	$94.7	37.8%	37.4%
Net earnings per share - basic	$1.64	$1.21	35.5%
Net earnings per share - diluted	$1.61	$1.18	36.4%	35.6%
Weighted average shares - basic	79.7	78.4	1.6%
Weighted average shares - diluted	81.1	80.0	1.5%

(a) Revenues from services include fees received from our franchise offices of $6.9 million and $6.6 million for the three months ended September 30, 2014 and 2013, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $302.0 million and $285.4 million for the three months ended September 30, 2014 and 2013, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2014	2013	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$800.5	$761.8	5.1%	5.1%
Other Americas	388.5	382.0	1.7%	9.5%
	1,189.0	1,143.8	4.0%	6.5%
Southern Europe:
France	1,454.3	1,420.7	2.4%	2.2%
Italy	294.1	269.7	9.0%	9.0%
Other Southern Europe	259.9	227.9	14.1%	13.8%
	2,008.3	1,918.3	4.7%	4.5%
Northern Europe	1,554.6	1,448.1	7.4%	6.2%
APME	592.5	601.4	-1.5%	-0.7%
Right Management	71.6	77.2	-7.2%	-8.0%
	$5,416.0	$5,188.8	4.4%	4.6%
Operating Unit Profit:
Americas:
United States	$41.9	$34.3	21.9%	21.9%
Other Americas	14.6	11.4	29.3%	34.8%
	56.5	45.7	23.8%	25.1%
Southern Europe:
France	84.2	58.4	44.2%	43.7%
Italy	14.7	10.7	37.4%	37.3%
Other Southern Europe	6.1	4.0	51.4%	50.6%
	105.0	73.1	43.6%	43.1%
Northern Europe	59.6	50.3	18.4%	17.3%
APME	21.6	19.2	12.5%	13.7%
Right Management	6.3	4.5	40.1%	38.3%
	249.0	192.8
Corporate expenses	(28.3)	(21.9)
Intangible asset amortization expense	(8.4)	(8.5)
Operating profit	212.3	162.4	30.7%	30.6%
Interest and other expenses (b)	(9.9)	(5.4)
Earnings before income taxes	$202.4	$157.0

(a) In the United States, revenues from services include fees received from our franchise offices of $4.4 million and $4.2 million for the three months ended September 30, 2014 and 2013, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $196.3 million and $181.6 million for the three months ended September 30, 2014 and 2013, respectively.

(b) The components of interest and other expenses were:
	2014	2013
Interest expense	$9.6	$7.9
Interest income	(1.4)	(0.9)
Foreign exchange loss (gain)	0.7	(0.3)
Miscellaneous expense (income), net	1.0	(1.3)
	$9.9	$5.4

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2014	2013	Reported	Currency
	(Unaudited)
Revenues from services (a)	$15,641.7	$14,998.4	4.3%	3.8%
Cost of services	13,022.3	12,518.3	4.0%	3.5%
Gross profit	2,619.4	2,480.1	5.6%	5.3%
Selling and administrative expenses	2,092.8	2,135.2	-2.0%	-2.2%
Operating profit	526.6	344.9	52.7%	51.7%
Interest and other expenses	27.0	27.2	-0.9%
Earnings before income taxes	499.6	317.7	57.3%	55.9%
Provision for income taxes	189.2	130.9	44.6%
Net earnings	$310.4	$186.8	66.1%	65.0%
Net earnings per share - basic	$3.89	$2.41	61.4%
Net earnings per share - diluted	$3.82	$2.36	61.9%	60.6%
Weighted average shares - basic	79.8	77.6	2.8%
Weighted average shares - diluted	81.3	79.2	2.7%

(a) Revenues from services include fees received from our franchise offices of $18.8 million and $18.0 million for the nine months ended September 30, 2014 and 2013, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $845.2 million and $792.4 million for the nine months ended September 30, 2014 and 2013, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2014	2013	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$2,296.9	$2,216.4	3.6%	3.6%
Other Americas	1,114.3	1,156.1	-3.6%	6.9%
	3,411.2	3,372.5	1.1%	4.8%
Southern Europe:
France	4,083.7	3,886.5	5.1%	2.1%
Italy	882.7	806.0	9.5%	6.4%
Other Southern Europe	732.9	624.3	17.4%	14.4%
	5,699.3	5,316.8	7.2%	4.2%
Northern Europe	4,546.3	4,217.2	7.8%	5.2%
APME	1,760.2	1,857.2	-5.2%	-1.2%
Right Management	224.7	234.7	-4.3%	-4.9%
	$15,641.7	$14,998.4	4.3%	3.8%
Operating Unit Profit:
Americas:
United States	$85.0	$72.3	17.5%	17.5%
Other Americas	41.2	32.0	29.2%	40.9%
	126.2	104.3	21.1%	24.7%
Southern Europe:
France	207.3	129.0	60.7%	56.3%
Italy	45.6	37.1	23.1%	19.4%
Other Southern Europe	16.4	7.5	117.9%	112.4%
	269.3	173.6	55.1%	50.8%
Northern Europe	144.2	94.1	53.2%	50.4%
APME	62.8	54.2	15.8%	21.3%
Right Management	27.3	13.9	96.2%	95.4%
	629.8	440.1
Corporate expenses	(78.2)	(69.9)
Intangible asset amortization expense	(25.0)	(25.3)
Operating profit	526.6	344.9	52.7%	51.7%
Interest and other expenses (b)	(27.0)	(27.2)
Earnings before income taxes	$499.6	$317.7

(a) In the United States, revenues from services include fees received from our franchise offices of $11.7 million and $11.2 million for the nine months ended September 30, 2014 and 2013, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $555.7 million and $512.0 million for the nine months ended September 30, 2014 and 2013, respectively.

(b) The components of interest and other expenses were:
	2014	2013
Interest expense	$27.5	$28.9
Interest income	(3.4)	(2.7)
Foreign exchange (gain) loss	(1.4)	1.5
Miscellaneous expense (income), net	4.3	(0.5)
	$27.0	$27.2

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Sep. 30	Dec. 31
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$660.7	$737.6
Accounts receivable, net	4,381.4	4,277.9
Prepaid expenses and other assets	120.9	161.3
Future income tax benefits	50.7	66.2
Total current assets	5,213.7	5,243.0
Other assets:
Goodwill and other intangible assets, net	1,389.8	1,400.0
Other assets	627.4	479.3
Total other assets	2,017.2	1,879.3
Property and equipment:
Land, buildings, leasehold improvements and equipment	673.4	706.2
Less: accumulated depreciation and amortization	523.6	540.2
Net property and equipment	149.8	166.0
Total assets	$7,380.7	$7,288.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,601.9	$1,523.9
Employee compensation payable	215.4	230.4
Accrued liabilities	499.9	536.1
Accrued payroll taxes and insurance	597.7	680.7
Value added taxes payable	520.2	502.5
Short-term borrowings and current maturities of long-term debt	40.1	36.0
Total current liabilities	3,475.2	3,509.6
Other liabilities:
Long-term debt	443.8	481.9
Other long-term liabilities	421.8	382.6
Total other liabilities	865.6	864.5
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	3,076.8	3,014.0
Retained earnings	1,588.9	1,317.5
Accumulated other comprehensive (loss) income	(44.8)	82.2
Treasury stock, at cost	(1,582.1)	(1,500.6)
Total shareholders' equity	3,039.9	2,914.2
Total liabilities and shareholders' equity	$7,380.7	$7,288.3

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 30
	2014	2013
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$310.4	$186.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	64.3	70.9
Deferred income taxes	6.9	(0.1)
Provision for doubtful accounts	15.0	19.1
Share-based compensation	34.3	22.8
Excess tax benefit on exercise of share-based awards	(3.4)	(4.5)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(355.4)	(128.8)
Other assets	(136.7)	(101.1)
Other liabilities	169.5	46.6
Cash provided by operating activities	104.9	111.7
Cash Flows from Investing Activities:
Capital expenditures	(32.8)	(33.6)
Acquisitions of businesses, net of cash acquired	(25.1)	(18.2)
Proceeds from sales of property and equipment	1.3	2.6
Cash used in investing activities	(56.6)	(49.2)
Cash Flows from Financing Activities:
Net change in short-term borrowings	10.2	(1.1)
Proceeds from long-term debt	-	3.6
Repayments of long-term debt	(1.6)	(268.7)
Proceeds from share-based awards	24.3	65.8
Other share-based award transactions, net	(5.5)	12.0
Repurchases of common stock	(72.6)	-
Dividends paid	(39.0)	(35.5)
Cash used in financing activities	(84.2)	(223.9)
Effect of exchange rate changes on cash	(41.0)	2.0
Change in cash and cash equivalents	(76.9)	(159.4)
Cash and cash equivalents, beginning of period	737.6	648.1
Cash and cash equivalents, end of period	$660.7	$488.7